UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2007

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	333-127405	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 South Flower Street, Suite 3100, Los Angeles, California 90071

(Address of principal executive offices)

(609) 683-4900 or (213) 683-4222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 22, 2007, we entered into definitive purchase agreements (the “Agreements”) with certain affiliates of Johnson Development Associates, Inc. (collectively, “Seller”), an unrelated third-party, to acquire, subject to customary closing conditions, a portfolio of 31 distribution and light-manufacturing industrial buildings (the “Carolina Portfolio”) located in North Carolina and South Carolina. We are filing this Form 8-K in reference to the Agreements pursuant to the rules prescribed by Form 8-K. The aggregate contract purchase price for the Carolina Portfolio is $183.4 million, exclusive of transaction costs, financing fees and working capital reserves. We anticipate that the acquisition will be funded from the proceeds of our initial public offering, mortgage financings obtained in connection with the acquisition and up to $55.2 million of existing mortgage financing which may be assumed, subject to lender approval. We have provided a deposit of $2.2 million in connection with the execution of the Agreements that is refundable in the event certain closing conditions are not met.

The Carolina Portfolio consists of 31 distribution and light-manufacturing industrial buildings located in the markets of Greenville/Spartanburg, South Carolina; Charleston, South Carolina; and Charlotte, North Carolina. The Carolina Portfolio totals approximately 4.0 million square feet of industrial space and is currently 78.5% leased.

The acquisition is scheduled to close in two phases, $158.0 million in the third quarter of 2007 and $25.4 million in the first quarter of 2008. We anticipate that a portion of the Carolina Portfolio may be sold to third-parties either simultaneously with the closing or shortly thereafter. However, the Agreements are subject to a number of contingencies and there can be no assurances that this acquisition will transpire nor can there be any assurances that we will be successful in selling a portion of the Carolina Portfolio.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Purchase and Sale Agreement, dated June 22, 2007, by and among CBRE Operating Partnership, L.P. (including certain of its subsidiaries as named in the agreement) and certain affiliates of Johnson Development Associates, Inc. as named in the agreement.

Exhibit 10.2	Purchase and Sale Agreement, dated June 22, 2007, by and among CBRE Operating Partnership, L.P. and RT Kings Mountain IV, LLC and Kings Mountain North, LLC (an affiliate of Johnson Development Associates, Inc.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

June 28, 2007

By:	/S/ JACK A. CUNEO
Name:	Jack A. Cuneo
Title:	Chief Executive Officer